Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260256 on Form S-8 of our report dated March 1, 2022, relating to the financial statements of CCC Intelligent Solutions Holdings Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Chicago, IL
March 1, 2022